Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333‑09433, 333-115575, 333-128163, 333-174917, 333-189277, 333-203129, 333-216987 and 333-265551 on Form S-8 and Registration Statement No. 333‑103108 on Form S-3 of Optical Cable Corporation of our report dated December 18, 2025 relating to the consolidated financial statements appearing in this Annual Report on Form 10-K as of and for the year ended October 31, 2025.

/s/ Crowe LLP

Oakbrook Terrace, Illinois

December 18, 2025